UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2012 (February 19, 2012)

Bohai Pharmaceuticals Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53401	98-0697405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Yantai Bohai Pharmaceuticals Group Co. Ltd. No. 9 Daxin Road, Zhifu District Yantai, Shandong Province, China 264000
(Address of principal executive offices)

Registrant’s telephone number, including area code: +86(535)-685-7928

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 19, 2012, Adam C. Wasserman notified the Board of Directors (the “Board”) of Bohai Pharmaceuticals Group, Inc. (the “Company”) that he was resigning from the Board, effective on the close of business on February 19. Mr. Wasserman’s resignation was for personal reasons not as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Wasserman thanked the Board for the opportunity to be of service to the Company.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

17.1	Letter, dated February 19, 2012, from Adam C. Wasserman to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 23, 2012	Bohai Pharmaceuticals Group, Inc.

	By:	/s/ Hongwei Qu
Name: Hongwei Qu
Title: Chief Executive Officer